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                                    EXHIBIT 6

                                     FORM OF
                             DISTRIBUTION AGREEMENT

     This DISTRIBUTION AGREEMENT ("Agreement"), dated and effective as of this ____ day of February, 1996, is made and entered into by and between SENECA FUNDS, a Delaware business trust (the "Trust"), on behalf of the separate series of the Trust (each a "Fund") identified on Schedule A hereto, GENESIS MERCHANT GROUP SECURITIES, L.P., an Illinois limited partnership ("GMG Securities"), and SENECA DISTRIBUTORS, LLC, a California limited liability company ("Seneca Distributors"; and, together with GMG Securities, the "Distributors").

                                    RECITALS

     A. The Trust is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

     B. The Trust has registered an indefinite number of units of beneficial interest of the Funds ("Shares") under the Securities Act of 1933, as amended (the "1933 Act") and offers shares for sale to the public continuously.

     C. Pursuant to a Plan adopted in accordance with Rule 18f-3 under the 1940 Act and in compliance with the Trust's Declaration and Agreement of Trust, each of the Funds has established two classes of shares, "Administrative Shares" and "Institutional Shares."

     D. The Trust, on behalf of the Funds, has adopted a written Distribution Plan pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plan") for the purpose of financing the sale and distribution of the Administrative Shares of each Fund (the "Administrative Shares").

     E. GMG Securities is registered with the Securities and Exchange Commission (the "SEC") and certain states as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"), with the authority to act as a distributor of securities and to engage in the business of selling and distributing securities, including investment company securities, and has the ability to create appropriate and effective sales literature, advertising and other sales promotional aids; and

     F. Seneca Distributors has made application to become registered as a broker/dealer with the SEC and certain states and to become a member of the NASD and, subject to becoming so registered and becoming such a member, has the authority to act as a distributor of securities and to engage in the business of selling and distributing investment company securities. Seneca Distributors has the ability to create or cause to be created appropriate and effective sales literature, advertising and other sales promotional aids; and

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     G.  The Trust wishes to retain GMG Securities to render certain services to the Funds in the manner and on the terms and conditions set forth in this Agreement and, as to the Administrative Shares, in the Distribution Plan and, at such time as Seneca Distributors shall have obtained all permits, licenses, registrations, and approvals as may be necessary for it to perform such services, to retain Seneca Distributors, either in addition to or in lieu of GMG Securities, to render services to the Funds in the manner and on the terms and conditions set forth in this Agreement and, as to the Administrative Shares, in the Distribution Plan; and

     H. The form of this Agreement has been approved by the vote of a majority of the Trustees of the Trust (the "Trustees"), including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plan or this Agreement (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on the Distribution Plan and this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual and dependent covenants set forth herein, the Trust, GMG Securities, and Seneca Distributors agree as follows:

         1. APPOINTMENT OF DISTRIBUTORS. The Trust hereby appoints each of the Distributors as its agent to act as a principal underwriter and distributor of Shares of the Funds during the term of this Agreement, and each Distributor accepts such appointment, on the terms set forth in this Agreement and subject to the terms of the Plan. Notwithstanding the foregoing, Seneca Distributors shall have no obligations under this Agreement and shall not be authorized to effect any sales of Shares until such time as it shall have become registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the California Corporate Securities Law of 1968, as amended, and shall have become a member of the NASD with full power and authority to perform the obligations of a Distributor hereunder.

         2.       SERVICES.

                  a. Each Distributor will act as agent for the distribution of the Administrative Shares and Institutional Shares covered by the Fund's registration statement on Form N-1A, under the 1933 Act and the 1940 Act (the registration statement, together with the prospectuses (the "prospectus") and statement of additional information (the "statement of additional information") included as part of the registration statement, any amendments to the registration statement, and any supplements to, or material incorporated by reference into the prospectus or statement of additional information, being referred to collectively in this Agreement as the "registration statement").

                  b. Each Distributor agrees to use appropriate efforts to solicit orders for the sale of Administrative Shares and Institutional Shares at such prices and on the terms and conditions set forth in the registration statement and to undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

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                  c. In performing its services pursuant to this Agreement each
Distributor shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934, as amended, and the securities laws of those states in which Shares are sold.

                  d. The Distributors agree to (1) provide one or more persons during normal business hours to respond to telephone questions concerning the Funds and their performance, (2) cause to be printed and distributed to prospective investors in the Funds, at their own expense, prospectuses and statements of additional information describing the Funds, (3) prepare and distribute, at their own expense, sales literature, reports and media advertisements relating to Shares, (4) as to Administrative Shares, perform the "Services" described in the Distribution Plan, and (5) perform or procure the performance of such other services as are described in the registration statement as to be performed by the Distributors. The Distributors shall be jointly responsible for performing the foregoing services and bearing the foregoing expenses and shall be jointly and severally liable to the Trust for any failure by either or both Distributors to fulfill any part of the obligations set forth in this subsection. Any expenses to be borne by the Distributors pursuant to this section shall be borne equally or in such other proportion as they may agree between themselves.

                  e. Each Distributor acknowledges that, whenever in the judgment of the Fund's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, Shares of any Fund until such time as those officers deem it advisable to accept such orders and to make such sales.

                  f. Each Distributor shall transmit any orders received by it for purchase or redemption of Shares to the Trust's transfer and dividend disbursing agent identified in the registration statement. The Trust shall promptly advise each Distributor of any determination to cease accepting orders or selling Administrative Shares or Institutional Shares of any Fund or to recommence accepting orders or selling any such Shares. The Trust (or its agent) shall confirm orders for Shares placed through each Distributor upon their receipt, or in accordance with any exemptive order of the SEC, and will make appropriate book entries pursuant to the instructions of such Distributor. Each Distributor agrees to cause payment for Shares and instructions as to book entries to be delivered promptly to the Trust (or its agent).

                  g. Each Distributor shall act only on its own behalf as principal should it choose to enter into selling or service agreements with selected dealers or others.

                  h. Each Distributor shall prepare and deliver reports to the Treasurer of the Trust on a regular, at least quarterly, basis, showing the distribution expenses incurred pursuant to this Agreement, the Distribution Plan and the Distribution Plan adopted by the Trust pursuant to Rule 12b-1 and the purposes therefor, as well as any supplemental reports as the Trustees from time to time may reasonably request.

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         3.       PAYMENT FOR SERVICES.

                  a. Each Distributor agrees to serve without compensation as distributor for the Institutional Shares pursuant to this Agreement. As compensation for the additional services provided by each Distributor as to Administrative Shares, pursuant to the Distribution Plan the Trust shall pay Distributors a fee in the aggregate amount of .25% per annum of the average daily net assets of the Administrative Shares of each Fund. Such fee shall be calculated and accrued daily and paid on the first business day of each quarter for the previous quarter. The fee shall be apportioned each quarter between the Distributors in such proportion as they may agree between themselves; provided, however, that Seneca Distributors shall receive no fee until such time as it has become registered with the SEC and the California Commissioner of Corporations as a broker-dealer and has become a member in good standing of the NASD; and provided further, that if, at any time any payment of fees is due, the Distributors do not agree as to the allocation of such fees between them, the Trust shall retain such fee until such time as the Distributors shall have reached agreement regarding such allocation. Each Distributor agrees to hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses that may arise out of any failure or alleged failure of the Distributors to agree between themselves as to the allocation of any payment of the fees called for in this Agreement.

                  b. Amounts paid to a Distributor hereunder may be used by such Distributor to cover expenses that are primarily attributable to, "Selling Services", "Shareholder Services", or "Administrative Services" as those terms are used in the Distribution Plan, including, without limitation, (i) an allocation of telephone, office, and other overhead expenses of such Distributor related to providing Services; (ii) payments made to, and reimbursement of expenses of, persons who provide support services in connection with such Distributor's provision of Services as to Administrative Shares; (iii) payments made to compensate selected dealers or other authorized persons for providing any Services; (iv) costs relating to the formulation and implementation of marketing and promotional activities for the Administrative Shares, including direct mail promotions and television, radio, newspaper, magazine and other mass media advertising, and related travel and entertainment expenses; (v) costs of printing and distributing prospectuses, statements of additional information and reports of the Trust to prospective holders of Administrative Shares; and (vi) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities for the Administrative Shares that the Trust may, from time to time, deem advisable.

         4.       DUTIES OF THE TRUST

                  a. The Trust agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the registration or qualification of the Administrative Shares and Institutional Shares of each Fund for sale in those states that either Distributor may designate.

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                  b. The Trust shall furnish from time to time, for use in
connection with the sale of Shares of each Fund, such informational reports as to the Trust and the Shares of each Fund as a Distributor may reasonably request, all of which shall be signed by one or more of the Trust's duly authorized officers; and the Trust warrants that the statements contained in any such reports, when so signed by one or more of the Trust's officers, shall be true and correct. The Trust shall also furnish each Distributor upon request with: (i) annual audits of the Trust's books and accounts made by independent public accountants regularly retained by the Trust, (ii) semiannual unaudited financial statements pertaining to the Trust, (iii) quarterly earnings statements prepared by the Trust, (iv) a monthly itemized list of the securities held by the Trust, (v) monthly balance sheets as soon as practicable after the end of each month and (vi) from time to time such additional information regarding the Trust's financial condition as such Distributor may reasonably request.

         5. REPRESENTATIONS AND WARRANTIES. The Trust represents to each Distributor that all registration statements, prospectuses and statements of additional information filed by the Trust with the SEC under the 1933 Act and the 1940 Act with respect to each class of Shares of each Fund have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. The Trust further represents and warrants to each Distributor that any registration statement on which any Shares are registered, and each prospectus and statement of additional information contained therein, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any such registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares covered thereby. Each Distributor may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of such Distributor's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen (15) days after receipt by the Trust of a written request from such Distributor to do so, such Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving each Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information with respect to any Shares of any Fund, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         6.       INDEMNIFICATION.

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                  a. The Trust agrees to indemnify, defend and hold each
Distributor, its several officers and directors, and any person who controls such Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that such Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information with respect to any Shares of any Fund, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any such registration statement, prospectus or statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that the Trust's agreement to indemnify each Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by such Distributor or its representatives or agents other than such statements and representations as are contained in any such registration statement, prospectus or statement of additional information and in such financial and other statements as are furnished to such Distributor pursuant to PARAGRAPH 4.B hereof; and further provided that the Trust's agreement to indemnify such Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 5 shall not be deemed to cover any liability to the Trust or its shareholders to which such Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of such Distributor' reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify such Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against such Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in San Francisco, California and sent to the Trust by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Trust's indemnity agreement contained in this PARAGRAPH 6.A. The Trust's indemnification agreement contained in this PARAGRAPH 6.A. and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any of the Trust's shares. This agreement of indemnity will inure exclusively to each Distributor' benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees to notify each Distributor promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or directors in connection with the issuance and sale of any of Shares of any Fund.

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                  b. Each Distributor agrees to indemnify, defend and hold the
Trust, its several officers and directors, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Trust, its officers or directors or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon
(a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by each Distributor to the Trust specifically for use in the registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by such Distributor to the Trust and required to be stated in such answers or necessary to make such information not misleading. Each Distributor's agreement to indemnify the Trust, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon such Distributor's being notified of any action brought against the Trust, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to such Distributor at its principal office in San Francisco, California and sent to such Distributor by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify such Distributor of any such action shall not relieve such Distributor from any liability that such Distributor may have to the Trust, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of such Distributor' indemnity agreement contained in this PARAGRAPH 6.B. Each Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against such Distributor or any of its officers or directors in connection with the issuance and sale of any of Shares of any Fund.

                  c. In case any action shall be brought against any indemnified party under PARAGRAPH 6.A. OR 6.B., and it shall timely notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (i) reasonable costs of investigation or the furnishing of documents or witnesses and (ii) all reasonable fees and expenses of separate counsel to such indemnified party if (1) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (2) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

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         7.       EFFECTIVENESS OF REGISTRATION. No Shares of either class of any Fund shall be offered by either Distributor or by the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of any such Shares shall be accepted by the Trust if and so long as the effectiveness of the registration statement shall be suspended under any of the provisions of the 1933 Act or if and so long as the prospectus is not on file with the SEC; provided, however, that nothing contained in this PARAGRAPH 7 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase its shares from any shareholder in accordance with the provisions of the prospectus or statement of additional information.

         8. NOTICE TO EACH DISTRIBUTOR. The Trust agrees to advise each Distributor immediately in writing:

                  a. of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information then in effect with respect to any Shares of any Fund or for additional information;

                  b. in the event of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement, prospectus or statement of additional information then in effect with respect to any Shares of any Fund or the initiation of any proceeding for that purpose;

                  c. of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect with respect to any Shares of any Fund or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

                  d. of all actions of the SEC as to any amendment to any registration statement, prospectus or statement of additional information which action may from time to time be filed with the SEC.

         9. TERM OF AGREEMENT. This Agreement shall continue as to each Distributor and as to each class of Shares of each Fund until February _____, 1997, and thereafter shall continue automatically for successive annual periods ending on February _____ of each year, provided that, as to each Distributor and each class of each Fund, such continuance is specifically approved at least annually by (a) a vote of a majority of the Trustees or
(b) a vote of a majority (as defined in the 1940 Act) of each of the outstanding Shares of such class of such Fund, provided that such continuance is also approved by a vote of a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plan, in this Agreement or in any agreement related to the Distribution
Plan ("Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable as to either Distributor and as to any class of Shares of any Fund without penalty (i) on thirty (30) days' written notice, by a vote of a majority of the Trust's Independent Trustees or by vote of a majority (as defined in the 1940
Act) of the outstanding Shares of such class of such Fund, or (ii) on thirty
(30) days' written notice by such Distributor; provided that either Distributor may

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
terminate this Agreement as to any class of Shares of any Fund on not less than five (5) business days' written notice to the Trust if the other Distributor is
(a) a broker-dealer licensed in all jurisdictions in which the terminating broker-dealer is licensed and (b) has not also given notice of its intention to terminate this Agreement as to such class Shares of such Fund. If this Agreement is terminated as to any class of Shares of any Fund as to one Distributor and the other Distributor remains a party to this Agreement as to such class of Shares of such Fund, such remaining Distributor shall succeed to all the duties of the terminating Distributor as to such class of Shares of such Fund and, if such class of Shares was Administrative Shares of any Fund, to all the rights to receive payments as to such Shares. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         10. AMENDMENTS. This Agreement may not be amended to increase materially the amount of the fee described in paragraph 3.a. above with respect to the Administrative Shares of any Fund without approval of at least a majority (as defined in the 1940 Act) of the outstanding Administrative Shares of such Fund. In addition, all material amendments to this Agreement must be approved by vote of the Trustees, and by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the approval.

In witness whereof, this Agreement is entered into as of the date first above written.

SENECA FUNDS                                  GENESIS MERCHANT GROUP SECURITIES,
                                              L.P.

By:
Name:
Title:                                        By:

                                                 Name:
                                                 Title:

SENECA DISTRIBUTORS, LLC

By:

   Name:
   Title:

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